SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 14, 2001


                        ALLOU HEALTH & BEAUTY CARE, INC.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-27494                 11-2953972
        --------                    -------                 ----------
(State or Other Jurisdiction      (Commission               (IRS Employer
    of Incorporation)              File No.)             Identification No.)


50 Emjay Boulevard, Brentwood, New York 11717
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(Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code (631) 273-4000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 4. Changes in Certifying Accountant

     On June 14, 2001, Allou Health & Beauty Care, Inc. (the "Company") terminated the client-auditor relationship between the Company and Mayer Rispler & Company, P.C. ("MRC"), and the Company engaged Arthur Andersen LLP ("AA") as its independent auditors for the fiscal year ended March 31, 2001. The decision to engage AA was approved by the Board of Directors of the Company, upon the recommendation of the Audit Committee of the Board of Directors. MRC's reports on the consolidated financial statements of the Company for fiscal years 2000 and 1999 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2000 and 1999 and the subsequent interim period through December 31, 2000, there were no disagreements with MRC regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MRC, would have caused MRC to make reference to the subject matter of the disagreements in connection with its report. The Company requested that MRC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated June 18, 2001 has been filed as an exhibit to this current report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2001

                                    ALLOU HEALTH & BEAUTY CARE, INC.


                                    By: /s/  David Shamilzadeh
                                        ---------------------------
                                    Name:  David Shamilzadeh
                                    Title: President



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                                  EXHIBIT INDEX
                                  -------------


  Exhibit
    No.                                 Description
    ---                                 -----------

             Letter dated June 18, 2001, from Mayer Rispler & Company, P.C.
     1       to the Securities and Exchange Commission.